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                               [GRAPHIC OMITTED]

                            OFFER TO EXCHANGE SHARES
                          OF ITS CLASS A COMMON STOCK
                             FOR ANY AND ALL OF ITS
                          REDEEMABLE CLASS B WARRANTS

To Securities Dealers, Commercial Banks,
   Trust Companies and Other Nominees:


                  Multi-Market Radio, Inc. ("MMR") is offering, upon the terms and subject to the conditions set forth in the enclosed Offering Circular, dated October 4, 1996 (the "Offering Circular"), and Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange one share of its Class A Common Stock, par value $.01 par share (the "MMR Class A Shares"), for five (5) of its Class B Warrants (the "MMR Class B Warrants"). Each MMR Class B Warrant entitles the holder thereof to purchase one MMR Class A Share for $11.50 until March 22, 1999. As of October 3, 1996, there were 1,840,000 MMR Class B Warrants outstanding. Consummation of the Exchange Offer is subject only to a number of customary conditions described in the Prospectus, any or all of which may be waived by MMR.

                  Subject to the terms and conditions of the Exchange Offer, MMR will accept all MMR Class B Warrants that are validly tendered prior to 5:00 P.M., New York City time, on the Expiration Date (as defined below), and will issue MMR Class A Shares and pursuant to the Exchange Offer promptly after the Expiration Date provided, however, that only cash in lieu of fractional shares of MMR Class A Shares will be issued in the Exchange Offer.

                  We are asking you to contact clients for whom you hold MMR Class B Warrants registered in your name or in the name of your nominee or who holds MMR Class B Warrants registered in their own names.

                  MMR will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of MMR Class B Warrants pursuant to the Exchange Offer other than as set forth in the Offering Circular. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to you clients. MMR will pay all transfer taxes, if any, applicable to the transfer and exchange of MMR Class B Warrants to it or its order, except as otherwise provided in Instruction 3 of the Letter of Transmittal.

                  Enclosed are copies of the following documents:

                  1. The Offering Circular.

                  2. The Letter of Transmittal for your use and for the
                     information of your clients.







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                  3. A form letter which may be sent to your clients for whose account you hold MMR Class B Warrants registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

                  4. Guidelines for Certification of Taxpayer Identification
                     Number on Substitute Form W-9.

                  5. Guaranteed Delivery Form.

                  6. A return envelope addressed to American Stock Transfer &
                     Trust Company, the Exchange Agent.

                  Your prompt action is requested. The Exchange Offer will expire at 5:00 P.M., New York City time, on November 6, 1996, unless the Exchange Offer is extended by MMR (the "Expiration Date"). Tenders of MMR Class B Warrants may be withdrawn at any time prior to 5:00 P.M., New York City time, on the Expiration Date.

                  To participate in the Exchange Offer, certificates for MMR Class B Warrants and a duly executed and properly completed Letter of Transmittal (or facsimile thereof), together with all other required documents, must be delivered to the Exchange Agent as indicated in the Letter of Transmittal and the Offering Circular prior to 5:00 P.M., New York City time, on the Expiration Date.

                  If holders of MMR Class B Warrants wish to tender, but it is impracticable for them to forward their MMR Class B Warrants or any other required document prior to 5:00 P.M., New York City time, on the Expiration Date, a tender may be effected by following the guaranteed delivery procedure described in the Offering Circular under the caption "The Exchange Offer--Guaranteed Delivery Procedure."

                  All questions relating to the Exchange Offer, as well as requests for assistance or additional copies of the Offering Circular and the Letter of Transmittal, may be directed to MMR's Information Agent, Georgeson & Company Inc., at 800-223-2064.

                                                  Very truly yours,

                                                  MULTI-MARKET RADIO, INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF MMR, THE EXCHANGE AGENT OR THE INFORMATION AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFERING CIRCULAR OR THE LETTER OF TRANSMITTAL.

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